                                                                    EXHIBIT 10.0

                        DELPHOS CITIZENS BANCORP, INC.
                              EMPLOYMENT AGREEMENT


     This AGREEMENT ("Agreement") is made effective as of April 21, 1997 by and between Delphos Citizens Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of Delaware, with its principal administrative office at 114 East 3rd Street, Delphos, Ohio 45833 and Joseph R. Reinemeyer (the "Executive"). Any reference to "Institution" herein shall mean Citizens Bank of Delphos or any successor thereto.

     WHEREAS, the Holding Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Holding Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Holding Company. The Executive shall render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary of the Holding Company.

2.   TERMS.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty six (36) full calendar months thereafter. Commencing on the first day of this Agreement, and continuing at each day thereafter, this Agreement shall be extended for an additional day each day, until such time as the Board of Directors of the Holding Company ("Board") or the Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice.

     (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Holding Company and its, direct or indirect, subsidiaries

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

("Subsidiaries") and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Holding Company or its Subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything herein contained to the contrary Executive's employment with the Holding Company may be terminated by the Holding Company or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement. In the event Executive is Terminated for Cause pursuant to the terms of the Employment Agreement between the Executive and the Institution dated April 21, 1997: 1) the Holding Company will only continue to make payments to Executive for the performance of services for the Holding Company pursuant to this Agreement and will not make any payments to Executive for any services performed by Executive in his capacity as an employee of the Institution; and 2) the Holding Company shall not permit Executive to act in the capacity as an employee of the Institution or otherwise directly perform services for the Institution.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The Executive shall be entitled to a salary from the Holding Company or its Subsidiaries of not less than $70,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Holding Company and its Subsidiaries. Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; and must be reviewed at least 90 days following the fiscal year end of the Company. Such review shall be conducted by the Board or by a Committee of the Board delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. The increased Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Holding Company shall also provide Executive, at no premium cost to Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Holding Company and its Subsidiaries.

     (b) The Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Holding Company and its Subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder, except to the extent that such changes are made applicable to all Holding Company and Institution employees eligible to participate in such plans, arrangements and perquisites on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans,

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supplemental retirement plans, pension plans, profit-sharing plans, health-and-
accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Holding Company and its Subsidiaries in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan of the Holding Company and its Subsidiaries in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) In addition to the Base Salary provided for by paragraph (a) of this
Section 3 and other compensation provided for by paragraph (b) of this Section 3, the Holding Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred in the performance of Executive's obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Holding Company of Executive's full-time employment hereunder for any reason other than termination governed by Section 5(a) hereof, or for Cause, as defined in Section 7 hereof; (ii) Executive's resignation from the Holding Company's employ upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities with the Holding Company or its Subsidiaries, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in
Section 1, above, unless consented to by the Executive, (C) a relocation of Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement,unless consented to by the Executive, (D) a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, (E) a liquidation or dissolution of the Holding Company or the Institution, or (F) breach of this Agreement by the Holding Company. Upon the occurrence of any event described in clauses (A),
(B), (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Holding Company shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the sum of
(i) the amount of the remaining payments that the Executive would have earned if he had continued his employment with the Institution during the remaining term of this Agreement

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at the Executive's Base Salary at the Date of Termination; and (ii) the amount equal to the annual contributions that would have been made on Executive's behalf to any employee benefit plans of the Institution or the Holding Company during the remaining term of this Agreement based on contributions made (on an annualized basis) at the Date of Termination. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments may be made in a lump sum. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Holding Company will cause to be continued life, health and disability coverage substantially equivalent to the coverage maintained by the Holding Company or its Subsidiaries for Executive prior to his termination at no premium cost to the Executive.
Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.   CHANGE IN CONTROL.

     (a) For purposes of this Agreement, a "Change in Control" of the Holding Company or the Institution shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs or is effectuated in which the Institution or Holding Company is not the resulting entity; or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company,

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seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Institution or Holding Company then outstanding.

     (b) If a Change in Control has occurred pursuant to Section 5(a) or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d), of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement due to (i) Executive's dismissal, or (ii) Executive's voluntary resignation following any material demotion, loss of title, office or significant authority or responsibility, material reduction in the annual compensation or benefits or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the change in control), unless such termination is because of his death, or termination for Cause.

     (c) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Holding Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of:
(i) the payments due for the remaining term of the Agreement; or (ii) three (3) times Executive's average annual compensation for the five (5) preceding taxable years. Such annual compensation shall include Base Salary, commissions, bonuses, contributions on behalf of Executive to any pension and profit sharing plan, severance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during such years. At the election of the Executive, which election is to be made prior to a Change in Control, such payment may be made in a lump sum. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

     (d) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Company will cause to be continued life, health and disability coverage substantially equivalent to the coverage maintained by the Institution for Executive at no premium cost to Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty six (36) months following the Change in Control.

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6.   CHANGE OF CONTROL RELATED PROVISIONS.

     (a) Notwithstanding the paragraphs of Section 5, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to Executive, which are deemed to be parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereof, (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code; and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax and the Non Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus (i) the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code and further minus (ii) the product of the Termination Benefits and the marginal rate of any applicable state and federal income tax, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits shall be determined by the Executive.

7.   TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of a material loss to the Holding Company or one of its Subsidiaries caused by the Executive's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its Subsidiaries. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 hereof through the Date of Termination, stock options and related limited rights granted to

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Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Holding Company or its Subsidiaries vest. At the Date of Termination, such stock options and related limited rights and such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Date of Termination for Cause.

8.   NOTICE.

     (a) Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than ten (10) days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

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9.   POST-TERMINATION OBLIGATIONS.

      All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Holding Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.  NON-COMPETITION.

     (a) Upon any termination of Executive's employment hereunder pursuant to
Section 4 hereof, Executive agrees not to compete with the Holding Company or its Subsidiaries for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Holding Company or any of its Subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Holding Company or its Subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Holding Company or its Subsidiaries, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Holding Company or its Subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 7 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Holding Company or its Subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Holding Company or its Subsidiaries from pursuing any other remedies available to the Holding Company or its Subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Holding Company and its Subsidiaries. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Holding Company and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever, unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or

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economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Holding Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Holding Company or its Subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

11.  SOURCE OF PAYMENTS.

     (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Holding Company subject to Section 11(b).

     (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement dated April 21, 1997 between Executive and the Institution, such compensation payments and benefits paid by the Institution will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company or any predecessor of the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and assigns.

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14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein.

18.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

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

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

19.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

20.  INDEMNIFICATION.

     The Holding Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

21.  SUCCESSOR TO THE HOLDING COMPANY.

     The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

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

                                   SIGNATURES

     IN WITNESS WHEREOF, Delphos Citizens Bancorp, Inc., has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the 21st day of April, 1997.


ATTEST:                             DELPHOS CITIZENS BANCORP, INC.


                                    By: /s/ P. Douglas Harter
-----------------------------          -----------------------------
Secretary


          [SEAL]


WITNESS:


                                    By: /s/ Joseph R. Reinemeyer
----------------------                  ------------------------------
                                        Executive

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                                FIRST AMENDMENT
                         DELPHOS CITIZENS BANCORP, INC.
                              EMPLOYMENT AGREEMENT


     WHEREAS, the Delphos Citizens Bancorp, Inc. (the "Company") and Joseph R. Reinemeyer ("Executive") entered into an employment agreement effective April 21, 1997 (the "Agreement");

     WHEREAS, the Company and Executive desire to amend the Agreement to clarify the definition of "average annual compensation" and to provide for tax indemnification to Executive in the event necessary as a result of a change in control; and

     WHEREAS, Section 14 of the Agreement provides that the Agreement may be modified by a written instrument signed by the parties to the Agreement.

     NOW, THEREFORE, the Company and Executive agree to amend the Agreement, effective immediately, as follows:

                                    ITEM ONE

Section 5(c) of the Agreement is amended by deleting the second sentence thereof in its entirety and replacing it with the following language:

     "In determining "average annual compensation," annual compensation shall include Base Salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any applicable year, as well as pension, profit sharing or other tax-qualified retirement plan contributions or benefits (whether or not taxable) contributed or accrued on behalf of Executive for any applicable year."

                                  SECOND ITEM

Section 6 of the Agreement shall be deleted in its entirety and replaced with the following new Section 6:

     6.   CHANGE IN CONTROL RELATED PROVISIONS.

          (a) Notwithstanding any other provision of this Agreement, for any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Holding Company or the Institution to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Holding Company shall pay to Executive an amount determined under the following formula:

          An amount equal to:  (E x P) + X

     WHERE:

          X  =              E x P
               --------------------------------
               1 - [(FI x (1 - SLI)) + SLI + E]


          E  =    the rate at which the excise tax is assessed under Section
                  4999 of the Code;

          P  =    the amount with respect to which such excise tax is assessed, determined without regard to this Section 2;

          FI = the highest marginal rate of federal income, employment, and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year in question; and

          SLI = the sum of the highest marginal rates of income and payroll tax applicable to Executive under applicable state and local laws for the taxable year in question.

     With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement or otherwise and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 6 shall be made to Executive on the earliest of (i) the date the Holding Company is required to withhold such tax, (ii) the date the tax is required to be paid by Executive, or (iii) at the time of the Change in Control. It is the intention of the parties that the Holding Company provide Executive with a full tax gross-up under the provisions of this Agreement, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The tax gross-up may be adjusted if alternative minimum tax rules are applicable to Executive.

          (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the amount determined as "P", above (such greater amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Holding Company's independent accountants shall determine the amount (the "Adjustment Amount"), the Holding Company must pay to the Executive, in order to put the Executive (or the Holding Company, as the case may be) in the same position as the Executive (or the Holding Company, as the case may be) would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent accountants shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive.

          (c) In each calendar year that Executive receives payments or benefits under this Agreement, Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent accountants of the Holding Company as described above. The Holding Company shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, interest, fines and penalties) which Executive incurs as a result of so reporting such information. Executive shall promptly notify the Holding Company in writing whenever the Executive receives notice of the Bank of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute. The Holding Company shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract) and Executive shall cooperate fully with the Holding Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Holding Company may have in connection therewith without prior consent to the Holding Company."

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Amendment, on the 20/th/ day of December, 1999.


ATTEST:                                 DELPHOS CITIZENS BANCORP, INC.


/s/ Gary G. Ricker                      By:  /s/ Nancy C. Rumschlag
--------------------------------            -------------------------------
Secretary


          [SEAL]


WITNESS:


/s/ Peggy I. Grothause                  By: /s/ Joseph R. Reinemeyer
--------------------------------           ---------------------------------
                                           Executive